Exhibit 10.1

ANDOVER NATIONAL CORPORATION

Performance Restricted Stock Unit Award Grant Notice

Performance Restricted Stock Unit Award Grant under the Company’s

2019 Equity Incentive Plan

WHEREAS, pursuant to the provisions of the 2019 Equity Incentive Plan (the “Plan”) in exchange for the Participant’s acknowledgement that ________ unvested restricted stock units granted on _______, 20__ (the “Void RSUs”) are cancelled, null and void and of no further force and effect, the Company desires to grant to the Participant this performance restricted stock unit award under and for the purposes set forth in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

A.	Grant of Performance Restricted Stock Unit Award

1.	Name and Address of Participant:

2.	Date of Grant of Performance Restricted Stock Unit Award:

3.	Maximum Number of Shares underlying Performance Restricted Stock Unit Award:

4.	Vesting of Award:

This Award has two vesting components, both of which must be achieved to vest in any portion of this Award. No performance restricted stock units (“PSUs”) will vest unless and until both the Time-Based Vesting Requirement (as defined below) and the Performance-Based Vesting Requirement (as defined below) are satisfied. Each installment of PSUs that vest is a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).

(i)	Time-Based Vesting Requirement: Provided that the Participant is providing services to the Company or an Affiliate on each of the following dates, the PSUs will satisfy the Time-Based Vesting Requirement:

(ii)	Performance-Based Vesting Requirement: The PSUs will satisfy the Performance-Based Vesting Requirement only if (i) a Liquidity Event occurs on or prior to the Expiration Date and (ii) the Participant is providing services to the Company or an Affiliate on the date of the Liquidity Event.

On the date the Performance-Based Vesting Requirement is satisfied, the Participant will become vested in the number of PSUs that have satisfied the Time-Based Vesting Requirement, if any. If the Performance-Based Vesting Requirement is not satisfied, all PSUs will expire, unvested (regardless of the Participant’s satisfaction of the Time-Based Vesting Requirement), on the earlier of (x) the date of Termination and (y) the Expiration Date. In addition, in the event that the Liquidity Event that occurs is a Change of Control (as defined in the Plan (as in effect on the Grant Date), but only if that transaction is also a change in ownership of the Company or a substantial portion of the Company’s assets, per Treasury Regulation Section 1.409A 3(i)(5)(v) and (vii)), then if and to the extent that the successor company does not convert, assume, substitute for or replace the Award, the Time-Based Vesting of the PSUs shall be accelerated and the PSUs shall be fully vested effective as of the Change of Control.

If a Liquidity Event does not occur prior to ten years after the Grant Date, (the “Expiration Date”), this Award shall be forfeited in full and no shares of Common Stock shall be issued hereunder.

“Liquidity Event” means the earlier to occur of (a) a Change of Control (as defined in the Plan as in effect on the Grant Date) or (b) the effective date of the listing of a class of the Company’s equity securities on a national securities exchange.

B.	Void Restricted Stock Units

In exchange for the restricted stock unit award granted under Section A above, the Participant hereby acknowledges that the Void RSUs are cancelled, null and void, and of no further force and effect, and gives up his/her entire interest in and any right to the Void RSUs, including any agreements, or other documentation evidencing such Void RSUs.

The Company and the Participant acknowledge receipt of this Performance Restricted Stock Unit Award Grant Notice and agree to the terms of the Performance Restricted Stock Unit Agreement attached hereto and incorporated by reference herein, the Company’s 2019 Equity Incentive Plan and the terms of this Performance Restricted Stock Unit Award as set forth above.

ANDOVER NATIONAL CORPORATION

By:
Name:
Title:

Participant

ANDOVER NATIONAL CORPORATION

PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT

INCORPORATED TERMS AND CONDITIONS

AGREEMENT made as of the date of grant set forth in the Performance Restricted Stock Unit Award Grant Notice between Andover National Corporation (the “Company”), a Delaware corporation, and the individual whose name appears on the Performance Restricted Stock Unit Award Grant Notice (the “Participant”).

WHEREAS, the Company has adopted the 2019 Equity Incentive Plan (the “Plan”), to promote the interests of the Company by providing an incentive for Employees, directors and Consultants of the Company and its Affiliates;

WHEREAS, pursuant to the provisions of the Plan, the Company desires to grant to the Participant performance restricted stock units (“PSUs”) related to the Company’s Class A common stock, $.001 par value per share (“Common Stock”), in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth; and

WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Grant of Award. The Company hereby grants to the Participant an award for the number of PSUs set forth in the Performance Restricted Stock Unit Award Grant Notice (the “Award”). Each PSU represents a contingent entitlement of the Participant to receive one share of Common Stock, on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Participant acknowledges receipt of a copy of the Plan.

2.             Vesting of Award.

(a)               Subject to the terms and conditions set forth in this Agreement and the Plan, the Award granted hereby shall vest as set forth in the Performance Restricted Stock Unit Award Grant Notice and is subject to the other terms and conditions of this Agreement and the Plan. On each vesting date set forth in the Performance Restricted Stock Unit Award Grant Notice, the Participant shall be entitled to receive such number of shares of Common Stock equivalent to the number of PSUs as set forth in the Performance Restricted Stock Unit Award Grant Notice provided that the Participant is providing service to the Company or an Affiliate on such vesting date. Such shares of Common Stock shall thereafter be delivered by the Company to the Participant within ten days of the applicable vesting date and in accordance with this Agreement and the Plan.

(b)               Except as otherwise set forth in this Agreement, if the Participant ceases to be providing services for any reason by the Company or by an Affiliate (the “Termination”) prior to a vesting date set forth in the Performance Restricted Stock Unit Award Grant Notice, then as of the date on which the Participant’s employment or service terminates, all unvested PSUs shall immediately be forfeited to the Company and this Agreement shall terminate and be of no further force or effect.

3.             Prohibitions on Transfer and Sale. This Award (including any additional PSUs received by the Participant as a result of stock dividends, stock splits or any other similar transaction affecting the Company’s securities without receipt of consideration) shall not be transferable by the Participant otherwise than (i) by will or by the laws of descent and distribution, or (ii) pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. Except as provided in the previous sentence, the shares of Common Stock to be issued pursuant to this Agreement shall be issued, during the Participant’s lifetime, only to the Participant (or, in the event of legal incapacity or incompetence, to the Participant’s guardian or representative). This Award shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Award or of any rights granted hereunder contrary to the provisions of this Section 3, or the levy of any attachment or similar process upon this Award shall be null and void.

4.             Adjustments. The Plan contains provisions covering the treatment of PSUs and shares of Common Stock in a number of contingencies such as stock splits. Provisions in the Plan for adjustment with respect to this Award and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

5.             Securities Law Compliance. The Participant specifically acknowledges and agrees that any sales of shares of Common Stock shall be made in accordance with the requirements of the Securities Act of 1933, as amended. The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to the Common Stock to be granted hereunder. The Company intends to maintain this registration statement but has no obligation to do so. If the registration statement ceases to be effective for any reason, Participant will not be able to transfer or sell any of the shares of Common Stock issued to the Participant pursuant to this Agreement unless exemptions from registration or filings under applicable securities laws are available. Furthermore, despite registration, applicable securities laws may restrict the ability of the Participant to sell his or her Common Stock, including due to the Participant’s affiliation with the Company. The Company shall not be obligated to either issue the Common Stock or permit the resale of any shares of Common Stock if such issuance or resale would violate any applicable securities law, rule or regulation.

6.             Rights as a Stockholder. The Participant shall have no rights as a stockholder, including voting and dividend rights, with respect to the PSUs subject to this Agreement.

7.             Incorporation of the Plan. The Participant specifically understands and agrees that the PSUs and the shares of Common Stock to be issued under the Plan will be issued to the Participant pursuant to the Plan, a copy of which Plan the Participant acknowledges he or she has read and understands and by which Plan he or she agrees to be bound. The provisions of the Plan are incorporated herein by reference.

8.             Tax Liability of the Participant and Payment of Taxes. The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to this Award or the shares of Common Stock to be issued pursuant to this Agreement or otherwise sold shall be the Participant’s responsibility. Without limiting the foregoing, the Participant agrees that if under applicable law the Participant will owe taxes at each vesting date on the portion of the Award then vested the Company shall be entitled to immediate payment from the Participant of the amount of any tax or other amounts required to be withheld by the Company by applicable law or regulation. Any taxes or other amounts due shall be paid, at the option of the Administrator as follows:

(a)               through reducing the number of shares of Common Stock entitled to be issued to the Participant on the applicable vesting date in an amount equal to the statutory minimum of the Participant’s total tax and other withholding obligations due and payable by the Company. Fractional shares will not be retained to satisfy any portion of the Company’s withholding obligation. Accordingly, the Participant agrees that in the event that the amount of withholding required would result in a fraction of a share being owed, that amount will be satisfied by withholding the fractional amount from the Participant’s paycheck;

(b)               requiring the Participant to deposit with the Company an amount of cash equal to the amount determined by the Company to be required to be withheld with respect to the statutory minimum amount of the Participant’s total tax and other withholding obligations due and payable by the Company or otherwise withholding from the Participant’s paycheck an amount equal to such amounts due and payable by the Company; or

(c)               if the Company believes that the sale of shares can be made in compliance with applicable securities laws, authorizing, at a time when the Participant is not in possession of material nonpublic information, the sale by the Participant on the applicable vesting date of such number of shares of Common Stock as the Company instructs a registered broker to sell to satisfy the Company’s withholding obligation, after deduction of the broker’s commission, and the broker shall be required to remit to the Company the cash necessary in order for the Company to satisfy its withholding obligation. To the extent the proceeds of such sale exceed the Company’s withholding obligation the Company agrees to pay such excess cash to the Participant as soon as practicable. In addition, if such sale is not sufficient to pay the Company’s withholding obligation the Participant agrees to pay to the Company as soon as practicable, including through additional payroll withholding, the amount of any withholding obligation that is not satisfied by the sale of shares of Common Stock. The Participant agrees to hold the Company and the broker harmless from all costs, damages or expenses relating to any such sale. The Participant acknowledges that the Company and the broker are under no obligation to arrange for such sale at any particular price. In connection with such sale of shares of Common Stock, the Participant shall execute any such documents requested by the broker in order to effectuate the sale of shares of Common Stock and payment of the withholding obligation to the Company. The Participant acknowledges that this paragraph is intended to comply with Section 10b5-1(c)(1)(i)(B) under the Exchange Act.

The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.

9.             Participant Acknowledgements and Authorizations.

The Participant acknowledges the following:

(a)               The Company is not by the Plan or this Award obligated to continue the Participant as an employee, director or Consultant of the Company or an Affiliate.

(b)               The Plan is discretionary in nature and may be suspended or terminated by the Company at any time.

(c)               The grant of this Award is considered a one-time benefit and does not create a contractual or other right to receive any other award under the Plan, benefits in lieu of awards or any other benefits in the future.

(d)               The Plan is a voluntary program of the Company and future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the amount of any award, vesting provisions and the purchase price, if any.

(e)               The value of this Award is an extraordinary item of compensation outside of the scope of the Participant’s employment or consulting contract, if any. As such the Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. The future value of the shares of Common Stock is unknown and cannot be predicted with certainty.

(f)                The Participant (i) authorizes the Company and each Affiliate and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of the Award and the administration of the Plan; and (ii) authorizes the Company and each Affiliate to store and transmit such information in electronic form for the purposes set forth in this Agreement.

10.           Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

Andover National Corporation

333 Avenue of the Americas, Suite 2000

Miami, FL 33131

Attn: Chief Financial Officer

If to the Participant at the address set forth on the Performance Restricted Stock Unit Award Grant Notice or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

11.           Assignment and Successors.

(a)               This Agreement is personal to the Participant and without the prior written consent of the Company shall not be assignable by the Participant otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Participant’s legal representatives.

(b)               This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

12.           Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in the State of New York and agree that such litigation will be conducted in the state courts of New York or the federal courts of the United States for the District of New York.

13.           Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

14.           Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

15.           Modifications and Amendments; Waivers and Consents. The terms and provisions of this Agreement may be modified or amended as provided in the Plan. Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

16.           Section 409A. The Award of PSUs evidenced by this Agreement is intended to be exempt from the nonqualified deferred compensation rules of Section 409A of the Code as a “short term deferral” (as that term is used in the final regulations and other guidance issued under Section 409A of the Code, including Treasury Regulation Section 1.409A-1(b)(4)(i)), and shall be construed accordingly. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

17.           Data Privacy. By entering into this Agreement, the Participant: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of options and the administration of the Plan; (ii) to the extent permitted by applicable law waives any data privacy rights he or she may have with respect to such information, and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form for the purposes set forth in this Agreement.

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